DocuSign Envelope ID: 2DE9D554-9FD1-494E-9FC8-C15A9CD7ABE9

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS NOT MATERIAL AND (I) WOULD BE COMPETITIVELY HARMFUL TO THE REGISTRANT IF PUBLICLY DISCLOSED OR (II) IS INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH INFORMATION HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

AMENDMENT TO THE DISTRIBUTION AGREEMENT

This Omnibus Amendment to the two Distribution Agreements (the "Amendment"), is made by and between ZO Skin Health, Inc., a California corporation, having its principal place of business at 9685 Research Drive, Irvine, CA 92618 ("ZO SKIN HEALTH"), and Cutera, Inc., a Delaware corporation, having its principal place of business at 3240 Bayshore Blvd., Brisbane, CA 94005 ("Distributor," and together with ZO SKIN HEALTH, the "Parties," and each, a "Party"), effective as of January 25, 2021 (“Amendment Effective Date”).
WHEREAS, the Parties have entered into two Distribution Agreements, each dated August 5, 2013 (as such agreements have been amended, collectively, the "Existing Agreement"); and
WHEREAS, the Parties hereto desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.Amendments to the Existing Agreement. As of the Amendment Effective Date, the Existing Agreement is hereby amended or modified as follows:

(a)Section 4.10 of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“Notwithstanding any agreement between the Parties to the contrary, in exchange for Distributor’s binding commitment to purchase from ZO SKIN HEALTH a minimum of xxxxxx US total of Products and Related Products between January 1, 2021 and June 15, 2021 and commitment to provided monthly rolling 12 month forecasts, ZO SKIN HEALTH will provide to Distributor xx of Net Sales as Free Goods and Related Products and collaterals and a xx discount on the prices of Products and Related Products on all Products and Related Products so shipped by ZO SKIN HEALTH during said period. For clarity, for any shipments already made during this period predating the execution of this Agreement, a true up of the discount will be made on the next order. In the event that Distributor fails to meet its commitments, any discount already provided shall be invoiced by ZO SKIN HEALTH and paid back by Distributor.”

DocuSign Envelope ID: 2DE9D554-9FD1-494E-9FC8-C15A9CD7ABE9
(b)Section 8.1 of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement shall commence on the Effective Date and shall continue in effect until June 30, 2021, unless otherwise terminated pursuant to the provisions of this Agreement.”
(c)Notwithstanding any agreement between the parties to the contrary, absent new agreement of the parties, ZO SKIN HEALTH shall not modify the price of any Product or Related Product prior to June 30, 2021, provided, that ZO SKIN HEALTH shall set the price of any Product or Related Product, new or otherwise, not currently being offered in market by Distributor.

3.Date of Effectiveness; Limited Effect. This Amendment will become effective as of the date first written above (the "Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.Miscellaneous.

(a)This Amendment is governed by and construed in accordance with, the laws of the State of California, without regard to the conflict of laws provisions of such State.

(b)This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c)The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d)This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e)This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

DocuSign Envelope ID: 2DE9D554-9FD1-494E-9FC8-C15A9CD7ABE9
[REMAINDER OF THIS SECTION SHALL REMAIN BLANK]

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DocuSign Envelope ID: 2DE9D554-9FD1-494E-9FC8-C15A9CD7ABE9

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

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